Exhibit 1(b)



                              Carnival Corporation

                              Class A Common Stock
                           (par value $.01 per Share)

                             Underwriting Agreement
                             (International Version)
                             -----------------------

                                               ..........................., 1995
Goldman Sachs International,
Bear, Stearns International Limited,
Merrill Lynch International Limited,
   As representatives of the several Underwriters named in Schedule II hereto,
c/o Goldman Sachs International,
Peterborough Court,
133 Fleet Street,
London EC4A 2BB,
England.


Ladies and Gentlemen:

     Certain stockholders named in Schedule III hereto (the "Selling Stockholders") of Carnival Corporation, a company incorporated under the Laws of the Republic of Panama (the "Company"), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule II hereto (the "Underwriters") for whom you are acting as representatives (the "Representatives"), the aggregate number of shares of the Company's Class A Common Stock, par value $.01 per share ("Stock"), identified in Schedule I hereto.

     The Company also grants to the Underwriters, severally and not jointly, the right to purchase at their election in the aggregate all or any part of the number of additional shares (the "Optional Shares"), set forth in Schedule I, to cover over-allotments. The Firm Shares, together with all or any part of the Optional Shares, are collectively herein called the "Shares".

     It is understood and agreed to by all parties that the Company and the Selling Stockholders are concurrently entering into an agreement, a copy of which is attached hereto (the "U.S. Underwriting Agreement"), providing for the sale by the Selling Stockholders of up to a total of 12,696,000 shares of Stock (the "U.S. Shares"), including the overallotment option thereunder, through arrangements with certain underwriters in the United States (the
"U.S. Underwriters"), for whom Goldman, Sachs & Co., Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives. Anything herein or therein to the contrary notwithstanding, the respective closings


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under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the U.S. Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates and for consultation by the Lead Managers hereunder with Goldman, Sachs & Co. prior to exercising the rights of the Underwriters under Section 9 hereof. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the U.S. Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as context may otherwise require, references hereinafter to the Shares shall include all of the shares of Stock which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

     In addition, this Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including the related definitions of terms, which are also used elsewhere herein) and, for purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to the "Underwriters" shall be to the Underwriters hereunder, to the "Shares" shall be to the Shares hereunder as just defined, to "this Agreement" (meaning therein the U.S. Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to or as the context may otherwise require) and to the representatives of the Underwriters or to Goldman, Sachs & Co. shall be to the addressees of this Agreement and to Goldman Sachs International ("GSI"), and, in general, all such provisions and defined terms shall be applied mutatis mutandis as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

     1. The Company and each of the several Selling Stockholders hereby make to the Underwriters the same respective representations, warranties and agreements as are set forth in Section 1 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

     2. Subject to the terms and conditions herein set forth and in reliance upon the representations and warranties incorporated by reference herein, (a) each of the Selling Stockholders agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share as set forth in Schedule I hereto, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule III hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, the Company agrees to sell to each Underwriter, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share as set forth in Schedule I hereto, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) as set forth opposite the name of such Underwriters in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the Execution Time and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but


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


in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     3. Upon the authorization by GSI of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Final Prospectus and in the forms of Agreement among Underwriters (International Version) and Selling Agreements, which have been previously submitted to the Company by you. Each Underwriter hereby makes to and with the Company and the Selling Stockholders the representations and agreements of such Underwriter as a member of the selling group contained in Sections 3(d) and 3(e) of the form of Selling Agreements.

     4. Delivery of and payment for the Firm Shares shall be made on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Selling Stockholders as provided in Section 9 hereof (such date and time of delivery and payment for the Firm Shares being herein called the "First Time of Delivery"). Delivery of and payment for the Optional Shares shall be on the date and at the time specified by you in the written notice given by you of the Underwriters' election to purchase the Optional Shares, or at such other time and date as you and the Company may agree upon in writing. Such date and time of delivery of the Optional Shares, if not the First Time of Delivery, being herein called the "Second Time of Delivery," and each time and date for delivery is herein called a "Time of Delivery". Delivery of the Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Custodian, by certified or official bank check or checks in the funds specified in Schedule I. Delivery of the Shares shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Time of Delivery for such Shares and payment for the Shares shall be made at the office specified in
Schedule I hereto. Certificates in definitive form for the Shares shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Time of Delivery for such Shares.

     Each of the Selling Stockholders agrees to have the Firm Shares available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the First Time of Delivery. The Company agrees to have the Optional Shares available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Time of Delivery for such Shares.

     5. The Company hereby makes with the Underwriters the same agreements as are set forth in Section 5 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

     6. Subject to the provisions of the Agreement between Syndicates, the obligations of the Underwriters, as to the Shares to be delivered at each Time of Delivery, to purchase the Shares shall be subject to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of their respective obligations hereunder theretofore to be performed, and additional conditions identical to those set forth in Section 6 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.


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


     7. If the sale of the Shares provided for herein is not consummated by reason of any failure on the part of the Company or any Selling Stockholder to perform any covenant or agreement or satisfy any condition of this Agreement to be performed or satisfied by it or any Selling Stockholder, the sole liability of the Company or any Selling Stockholder to each of the Underwriters, in addition to the obligations of the Company pursuant to Section 5(d) to the
Underwriting Agreement and Section 8 hereof, will be for the Company to reimburse the Underwriters for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered. Otherwise, if this Agreement shall be terminated, the Company shall not then be under any liability to any Underwriter except as provided in Section 5(d) of the U.S. Underwriting Agreement and Section 8 hereof.

     8. (a) The Company agrees to indemnify and hold harmless each Under-writer, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indem-nified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be
                               --------  -------
liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; and, provided, further, that the Company will not be liable to any
               --------  -------
Underwriter with respect to any loss, claim, damage or liability arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in the Preliminary Final Prospectus which is corrected in the Final Prospectus if the person asserting any such loss, claim, damage or liability purchased Shares from such Underwriter but was not sent or given a copy of the Final Prospectus at or prior to the written confirmation of the sale of such Shares to such person. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each of the Selling Stockholders, severally in proportion to the number of Shares to be sold by such Selling Stockholder, and not jointly, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Under-writer within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue


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


statement or alleged untrue statement or omission or alleged omission was made in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided,
                                                                       --------
however,  that such Selling Stockholder will  not be liable in  any such case to
- -------
the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Selling Stockholders may otherwise have.

     (c) Each Underwriter severally agrees to indemnify and hold harmless the Company and each Selling Stockholder, and each of their respective directors and officers and each person who controls the Company or such Selling Stockholder within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company or such Selling Stock-holder, as the case may be, to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

     (d)      Promptly after  receipt by an  indemnified party  under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation conducted by the Underwriters at the request of the Company. Notwithstanding anything to the contrary contained herein, an indemnifying party will not be liable for any settlement of any claim or action effected without its prior written consent.

     (e)      In the  event that the indemnity provided in paragraph (a), (b) or
(c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which an indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and by the Underwriters on the other from the offering of the Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the


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


relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considera-tions. Benefits received by the Company and the Selling Stockholders on the one hand shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters on the other hand shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Selling Stockholders on the one hand or the Underwriters on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and the failure of an indemnified party to give notice under subsection (d) above (to the extent such failure is prejudicial to an indemnifying party). The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or any Selling Shareholder within the meaning of either the Act or the Exchange Act, each officer of the Company or any Selling Shareholder who shall have signed the Registration Statement and each director of the Company or any Selling Shareholder shall have the same rights to contribution as the Company or any Selling Stockholder, as the case may be, subject in each case to the applicable terms and conditions of this paragraph (e).

     9. If any one or more Underwriters shall fail at a Time of Delivery to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule II hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of
           --------  -------
Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in
Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or any Selling Stockholder. In the event of a default by any Underwriter as set forth in this Section 9, such Time of Delivery shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, any Selling Stockholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.


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


     10. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Selling Stockholders or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     11. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by GSI on behalf of you as the Representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of GSI, Peterborough Court, 133 Fleet Street, London EC4A 2BB, England, Attention: Equity Capital Markets, Telex No. 94012165, facsimile transmission No. (071) 774-1550; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by GSI upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     12. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     13. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

     14. This Agreement may be executed by any one or more parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


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


     If the foregoing is in accordance with your understanding, please sign and return to us 10 counterparts hereof, and whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

                              Very truly yours,

                              Carnival Corporation



                         By:....................................................
                         ...
                                       Name:
                                       Title:

                              Cititrust (Jersey) Limited,
                                   as trustee of the Ted Arison 1994 Cash Trust

                              The Royal Bank of Scotland Trust Company
                                   (Jersey) Limited, as trustee for the Ted Arison 1992 Irrevocable Trust for Micky

                              The Royal Bank of Scotland Trust Company
                                   (Jersey) Limited, as trustee for the Ted Arison 1992 Irrevocable Trust for Shari

                              The Royal Bank of Scotland Trust Company
                                   (Jersey) Limited, as trustee for the Ted Arison 1992 Irrevocable Trust for Lin No. 2


                              By:...............................................
                              .........
                                   Name:
                                   Title:

                              As Attorney-in-Fact  acting on  behalf of  each of
                               the Selling Stockholders named in Schedule II to this Agreement.

Accepted as of the date hereof at
New York, New York:

Goldman Sachs International
Bear, Stearns International Limited
Merrill Lynch International Limited

By: Goldman Sachs International


By:.....................................................
       (Attorney-in-fact)

On behalf of each of the Underwriters


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


                                   SCHEDULE I


Underwriting Agreement dated ...................., 1995

Registration Statement No. 33-58151

Representatives:    Goldman Sachs International
               Bear, Stearns International Limited
               Merrill Lynch International Limited

Title, Purchase Price and Description of Shares:

     Title:  Class A Common Stock, par value $.01 per share


     Number of shares:  2,760,000

     Maximum  number  of shares  of  Optional  Shares to  cover  overallotments:
     414,000

     Purchase price per share:

Closing  Date, Time and Location:  ..........................., 1995, 9:30 a.m.,
Sullivan & Cromwell, 125 Broad Street, New York, New York

Specified Funds for Payment of Purchase Price:  next-day funds

Type of Offering:   Non-Delayed Offering

Date referred to in Section 5(e) of the U.S. Underwriting Agreement after which the Company may offer or sell shares of Class A Common Stock or securities described in Section 5(e) without the consent of the Representatives: ninety
(90) days after the date of the Underwriting Agreement.


Modification of items to be covered by the letter from Price Waterhouse LLP delivered pursuant to Section 6(k) of the U.S. Underwriting Agreement at the Execution Time: None


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


                                   SCHEDULE II


                                  Number of
                                 Firm Shares       Number of
                                    to be       Optional Shares
                                  Purchased     to be Purchased
                                  from the     from the Company
                                   Selling     if Maximum Option
                                   -------                ------
          Underwriter           Stockholders       Exercised
          -----------           ------------       ---------

 Goldman, Sachs International
 Bear, Stearns International
 Limited . . . . . . . . . . .
 Merrill Lynch International
 Limited . . . . . . . . . . .


                               ___________        ___________
      Total  . . . . . . . . .   2,760,000            414,000
                                 =========            =======


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


                                     SCHEDULE III
                                                    Total Number
                                                       of Firm
                                                    Shares to be
                                                        Sold

          The Selling Stockholders:

               Cititrust (Jersey) Limited, as
               trustee of The Ted Arison 1994
               Cash Trust (a) . . . . . . . . . .    1,600,000
               The Royal Bank of Scotland
               Trust Company (Jersey)
               Limited, as trustee for The
               Ted Arison 1992 Irrevocable
               Trust for Micky (b) . . . . . . . .     400,000

               The Royal Bank of Scotland
               Trust Company (Jersey)
               Limited, as trustee for The
               Ted Arison 1992 Irrevocable
               Trust for Shari (c)  . . . . . . .      360,000

               The Royal Bank of Scotland
               Trust Company (Jersey)
               Limited, as trustee for The
               Ted Arison 1992 Irrevocable
               Trust for Lin No. 2 (d)  . . . . .    4,000,000


                    Total . . . . . . . . . . . .    2,760,000
                                                     =========


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